STOCK PURCHASE AGREEMENT

by and among

SYNTHETIC BIOLOGICS, INC.,

SYNTHETIC BIOMICS, INC.

and

CEDARS-SINAI MEDICAL CENTER, INC.

December 5, 2013

STOCK PURCHASE AGREEMENT

THIS AGREEMENT (“Agreement”) is made and entered into as of December 5, 2013 (the “Effective Date”), by and among Synthetic Biologics, Inc., a Nevada corporation (the “Company”), Synthetic Biomics, Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Licensee”) and Cedars-Sinai Medical Center, a California nonprofit public benefit corporation (“CSMC”).

A.           Concurrently with the execution of this Agreement, the Company and the Licensee are entering into a license agreement with CSMC (the “License Agreement”) and an option agreement with CSMC (the “Option Agreement”, and, together with the License Agreement, the “Agreements”), pursuant to which CSMC is licensing and optioning the rights to certain technology to Licensee; and

B.           In partial consideration of the license and the option under the Agreements, the Company and the Licensee have agreed to issue to CSMC certain shares of the Company’s common stock in accordance with the terms and conditions of this Agreement and may issue additional shares of Company stock in lieu of cash (a) upon the occurrence of certain milestone events described in the License Agreement and (b) with respect to the payment of certain fees and expenses as required by the Option Agreement.

AGREEMENT

In consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and CSMC hereby agree as follows:

sECTION 1. AUTHORIZATION OF ISSUANCES OF SHARES.

1.1 Authorization. Subject to the terms and conditions of this Agreement, the Company has authorized and intends to issue to CSMC shares of common stock, $0.001 par value, of Company (the “Common Stock”) immediately following approval of the NYSE MKT regarding the issuance of such shares and no later than thirty (30) days following the execution of the License Agreement and the Option Agreement in satisfaction of the following obligations: (a) the license issue fee and patent expense reimbursement obligations under Sections 4.1 and 4.2 of the License Agreement, and (b) the option fee obligation under Section 2 of the Option Agreement, and may, at the option of the Company and the Licensee, authorize and issue to CSMC additional shares of Common Stock, $0.001 par value of the Company, in lieu of cash in satisfaction of the following obligations: (x) the Phase I and Phase II milestone payment obligations described in Section 4.6(e)(ii) of the License Agreement, (y) the extension fee obligation under Section 3 of the Option Agreement, and (z) the obligation to pay an initial license issuance fee and to reimburse CSMC for its patent expenses in the event that the Licensee and CSMC execute an exclusive license to the technologies covered by the Option Agreement (together, the “Shares”).

1.2           Exchange Approval. The parties acknowledge that any issuance by the Company of its common stock described in Section 1.1 is subject to the prior approval of the NYSE MKT or any other exchange upon which the shares of the Company are listed and shareholder approval, if so required by such exchange or any other rule or regulation applicable to the Licensee or the Company. In the event that the Company shall not have received shareholder approval (if required) or NYSE MKT approval to issue any shares hereunder within fifteen (15) business days of such application to the NYSE MKT, then the Company shall instead make cash payments in satisfaction of (a) the license issue fee and patent reimbursement expense obligations under Sections 4.1 and 4.2 of the License Agreement; (b) Phase I and Phase II milestone payment obligations described in Section 4.6(e)(ii) of the License Agreement; (c) the option fee obligation under Section 2 of the Option Agreement; (d) the extension fee obligation under Section 3 of the Option Agreement, and (e) the license issuance fee and patent expense reimbursement obligations in the event that the Licensee and CSMC execute an exclusive license to the technologies covered by the Option Agreement, as set forth in Section 1 of the Option Agreement.

sECTION 2. CLOSING AND DELIVERY

2.1           Issuance of Shares. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, at each Closing (as such term is defined in Section 2.2), the Company will issue to CSMC, and CSMC will acquire from the Company, the Shares.

2.2           Closings. The closings of the issuances of the Shares hereunder shall be held at the offices of Gracin & Marlow, LLP, The Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, New York 10174 or at such other place as the Company and CSMC may agree (a) with respect to the Shares issued under Sections 4.1 and 4.2 of the License Agreement and Section 2 of the Option Agreement, within two (2) business days following approval of the NYSE MKT with respect to such issuance or simultaneously with the execution of this Agreement, whichever is later, and (b) with respect to the Shares that may be issued to CSMC under Sections 1 and 3 of the Option Agreement and in satisfaction of the Phase I and Phase II milestone payment obligations described in Section 4.6(e)(ii) of the License Agreement, within two (2) business days following approval of the NYSE MKT with respect to each such stock issuance(the “Closings”). At each Closing, the Company and the Licensee agree to deliver to CSMC a certificate signed by the Company’s Chief Executive Officer on behalf of the Company, dated as of the applicable Closing, certifying that each of the representations and warranties of the Company and the Licensee in this Agreement shall be true and correct as of the date of the applicable Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct as of such date. Furthermore, at each Closing, CSMC agrees to deliver to the Company a certificate signed by an authorized officer on behalf of CSMC, dated as of the applicable Closing, certifying that each of the representations and warranties of CSMC in this Agreement shall be true and correct as of the date of the applicable Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct as of such date.

2.3           Calculation of Number of Shares to be Issued. The number of shares to be issued at each Closing shall be determined (a) in the case of amounts due under Sections 4.1 and 4.2 of the License Agreement and Section 2 of the Option Agreement, by dividing such cash amounts (in the case of the amount due under Section 2 of the Option Agreement, such cash amount shall be $55,000) by the average closing price of the Common Stock as quoted by the NYSE MKT for the ten (10) trading days immediately preceding the execution of the License Agreement and the Option Agreement, (b) in the case of amounts due in satisfaction of the Company’s Phase I and Phase II milestone payment obligations described in Section 4.6(e)(ii) of the License Agreement, by dividing the applicable cash amounts (in the case of the Phase I milestone payment, such cash amount shall be $110,000, and in the case of the Phase II milestone payment, such cash amount shall be $275,000) by the average closing price of the of the Common Stock as quoted by the NYSE MKT for the ten (10) trading days immediately preceding the date of the event giving rise to such milestone payment, (c) in the case of the amount due under Section 3 of the Option Agreement, by dividing such cash amount (such cash amount shall be $27,500) by the average closing price of the Common Stock as quoted by the NYSE MKT for the ten (10) trading days immediately preceding the date of the Licensee’s written notice to CSMC of its intent to extend the option period, and (d) in the case of amounts due under Section 1 of the Option Agreement, by dividing such cash amounts (such cash amounts shall be 110% of the aggregate amount due under Section 1) by the average closing price of the Common Stock as quoted by the NYSE MKT for the ten (10) trading days immediately preceding the execution of the exclusive license agreement for the technologies covered by the Option Agreement.

2.4           Delivery of the Shares. At each Closing, the Company shall cause to be delivered to CSMC a certificate representing the number of Shares issued hereunder, registered in the name of CSMC.

sECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE LICENSEE.

3.1           Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as described in the reports filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent report on Form 10-Q. The Licensee is a corporation wholly owned by the Company and duly incorporated, validly existing and in good standing under the laws of the State of Nevada with the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Other than the Licensee and those subsidiaries identified in its most recent report on Form 10-Q, the Company does not have any subsidiaries. Each of the Company and the Licensee is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any effect on the business, operations, properties or financial condition of the Company or the Licensee, as applicable, that is material and adverse to the Company or the Licensee, as applicable, taken as a whole, and any condition, circumstance or situation that would prohibit the Company or the Licensee, as applicable, from entering into and performing any of its obligations hereunder.

3.2           Authorization; Enforcement. Each of the Company and the Licensee has the requisite corporate power and authority to enter into and perform this Agreement and the Company has the requisite power and authority to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the Licensee and the consummation by each of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Licensee, the Company, either of its board of directors or stockholders is required for the issuance of the Shares or the consummation of the transactions contemplated hereby. When executed and delivered by the Company and the Licensee, this Agreement shall constitute a valid and binding obligation of the Company and the Licensee enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

3.3           Issuance of Shares. The Shares to be issued and sold hereunder have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable. In addition, when issued such Shares will be free and clear of all liens, claims, charges, security interests or agreements, pledges, assignments, covenants, restrictions or other encumbrances created by, or imposed by, the Company and rights of first refusal of any kind imposed by the Licensee or the Company, as applicable (other than restrictions on transfer under applicable securities laws) and the holder of such Shares shall be entitled to all rights accorded to a holder of Common Stock. As of the date hereof, 44,654,414 shares of Company Stock are issued and outstanding.

3.4           No Conflicts; Governmental Approvals. The execution, delivery and performance of the Agreement by the Company and the Licensee and the consummation by the Company and the Licensee of the transactions contemplated hereby do not and will not: (i) violate any provision of the Company’s or the Licensee’s Articles of Incorporation or Bylaws, each as amended to date; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or the Licensee is a party or by which the Company’s or the Licensee’s properties or assets are bound; or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or the Licensee or by which any property or asset of the Company or the Licensee is bound or affected, except for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor the Licensee is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue the Shares in accordance with the terms hereof (other than any filings, consents and approvals required to be made by the Company or the Licensee under applicable state and federal securities laws, securities and exchange commission rules or regulations, rules or regulations of any stock exchange upon which shares of common stock of the Company may be listed or rules or regulations prior to or subsequent to the date hereof).

3.5           SEC Documents, Financial Statements. The Company Stock is registered pursuant to Section 12(b) of the Exchange Act. During the two year period preceding the execution of this Agreement, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”). At the times of their respective filing, all such reports, schedules, forms, statements and other documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. At the times of their respective filings, such reports, schedules, forms, statements and other documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, other than with respect to its initial Annual Report on Form 10-K for the year ended December 31, 2011 the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.6           Brokers. Neither the Company, the Licensee nor any of the officers, directors or employees of the Company or the Licensee has employed any broker or finder in connection with the transaction contemplated by this Agreement

sECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CSMC.

4.1           Purchaser Sophistication. CSMC represents and warrants to, and covenants with, the Company and the Licensee that CSMC: (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (b) CSMC, in connection with its decision to purchase the Shares, relied only upon the documents of the Company filed with the Securities and Exchange Commission, other publicly available information, and the representations and warranties of the Company and the Licensee contained herein. CSMC is an "accredited investor" pursuant to Rule 501 of Regulation D under the Securities Act; (c) CSMC is acquiring the Shares for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (d) CSMC has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares; (e) CSMC will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Shares except in compliance with the Securities Act of 1933 and applicable state securities laws; (f) CSMC understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act of 1933 and state securities laws, and that the Company and the Licensee are relying upon the truth and accuracy of, and CSMC’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of CSMC set forth herein in order to determine the availability of such exemptions and the eligibility of CSMC to acquire the Shares; (g) CSMC understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of CSMC’s investment; and (h) CSMC understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

4.2           Authorization and Power. CSMC has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by CSMC and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of CSMC or its board of directors or stockholders is required. When executed and delivered by CSMC, this Agreement shall constitute a valid and binding obligation of CSMC enforceable against CSMC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

4.3           No Conflict. The execution, delivery and performance of this Agreement by CSMC and the consummation by CSMC of the transactions contemplated hereby do not and will not: (i) violate any provision of CSMC’s charter or organizational documents; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which CSMC is a party or by which CSMC’s properties or assets are bound; or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to CSMC or by which any property or asset of CSMC are bound or affected, except, in all cases, other than violations (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect CSMC’s ability to perform its obligations under the Agreement.

4.4           Restricted Shares. CSMC acknowledges that the Shares are restricted securities and subject to Section 6.2, must be held indefinitely unless subsequently registered under the Securities Act of 1933 or the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

4.5           Stock Legends. CSMC acknowledges that certificates evidencing the Shares shall bear a restrictive legend in substantially the following form (and including related stock transfer instructions and record notations):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

sECTION 5. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company, the Licensee and CSMC herein shall survive the execution of this Agreement and the issuance and sale to CSMC of the Shares.

sECTION 6. COVENANTS.

6.1           In each case where the Company determines that the approval of the Company’s shareholders or any exchange or other listing upon which the Shares may be listed is required for the issuance of the Shares to CSMC, the Company shall use commercially reasonable efforts to secure such approval as promptly as possible.

6.2           Upon request of CSMC, the Company agrees to provide an opinion of counsel to its transfer agent regarding the removal of the legend on the Shares issued to CSMC hereunder; provided that all legal requirements allowing for such legend removal and all applicable conditions under Rule 144 promulgated under the Securities Act of 1933 are met.

sECTION 7. NOTICES.

All notices or other communications which are required or permitted hereunder shall be in writing and addressed as follows:

If to the Company or the Licensee:	Synthetic Biologics, Inc.
155 Gibbs Street, Suite 412
Rockville, MD 20850
Fax No.: (734) 332-7878

If to CSMC:	Cedars- Sinai Medical Center
8700 Beverly Boulevard
West Hollywood, CA 90048-1865
Attn: Senior Vice President for Academic Affairs

With a copy to:	Senior Vice President for Legal Affairs & General Counsel

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by facsimile (provided that the party providing such notice promptly confirms receipt of such transmission with the other party by telephone), on the business day after dispatch if sent by a nationally-recognized overnight courier and on the third business day following the date of mailing if sent by certified mail, postage prepaid, return receipt requested.

sECTION 8. MISCELLANEOUS.

8.1           Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

8.2           Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the parties hereto.

8.3           Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

8.4           Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) the parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of such provision(s) in this Agreement.

8.5           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into and performed entirely in the State of California, without regard to conflicts of law principles.

8.6           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

8.7           Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided that CSMC shall not assign its rights or obligations hereunder and the Licensee shall only be able to assign its tights or obligations hereunder to an affiliated entity if the License Agreement is also assigned to such entity.

8.8           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.9           Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

8.10         Entire Agreement. This Agreement (including the Schedule of Exceptions), License Agreement and other documents delivered pursuant hereto and thereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

8.11         Publicity. Except as otherwise provided herein, no party shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, except as may be required by applicable law or regulations, in which case such party shall provide the other parties with reasonable notice of such publicity and/or opportunity to review such disclosure.

8.12         Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

8.13         Further Assurances. From and after the date of this Agreement, upon the reasonable request of CSMC or the Company, the Company and CSMC shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SYNTHETIC BIOLOGICS, INC.

By:	/s/ Steve Kanzer
Name:	Steve Kanzer
Title:	CEO & President

SYNTHETIC BIOLOGICS, INC.

By:	/s/ Jeff Riley
Name:	Jeff Riley
Title:	CEO

CEDARS-SINAI MEDICAL CENTER

By:	/s/ Shlomo Melmed, M.D.
Name:	Shlomo Melmed, M.D.
Title:	Senior Vice President for Academic Affairs & Dean of the Medical Faculty

By:	/s/ Edward M. Prunchunas
Name:	Edward M. Prunchunas
Title:	Senior Vice President for Finance & CFO